EXHIBIT 99.5

MAGNUS INTERNATIONAL RESOURCES, INC. ACQUIRES POTENTIAL 90%
INTEREST IN SINO-FOREIGN JOINT VENTURE, YUNNAN WESTERN MINING,
COVERING EXPLORATION AT MANGSHI PROPERTY

Las Vegas, Nevada – AUGUST 03, 2005 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to announce that it has entered into a Letter  Agreement to acquire 100% of the issued and outstanding shares of Golden River Resources Corp., a private British Columbia company (“Golden River”) which is currently participating in a Co-operative Joint Venture pursuant to an agreement dated August 29, 2003 (the “Joint Venture”), between Golden River and Brigade 209 of the Nuclear Industry of Yunnan Province, People’s Republic of China (“Team 209”).

Under the Joint Venture, Golden River and Team 209 have formed a sino-foreign joint venture company, Yunnan Western Mining Ltd. (“Western Mining”).  The Joint Venture gives Golden River the right to earn a 90% interest in two mineral exploration licenses comprising approximately 147 square kilometers. These licenses are located in the Luxi Gold Belt in the western part of Yunnan Province, People’s Republic of China.

The Joint Venture also grants exploration rights to Golden River for mineralization within the Maiwoba and Guoyuan Mining Licenses below the 1060m and 1110m elevations respectively. Both the Maiwoba and Guoyuan Mining Licenses are located within one of the larger exploration licenses and both are currently producing gold through small heap leach operations. Magnus is not acquiring an interest in the heap leach operations through this Letter Agreement but is currently in negotiations with Team 209 to acquire such an interest in the future.

Pursuant to the Letter Agreement, Magnus will acquire 100% of the shares of Golden River from First Fortune Investments, Inc. (FRF – TSX Venture Exchange) for a total consideration of up to US$400,000. Magnus will put US$400,000 in trust, of which up to US$100,000 will be released directly to Team 209 on behalf of First Fortune for Golden River’s outstanding debt owing to Team 209 with respect to operating costs of the Joint Venture Company to date.  Furthermore, US$200,000 is to be released to First Fortune upon receipt of all necessary government approvals (a) for the transfer of the shares of Golden River to Magnus and (b) for amendments to the Joint Venture allowing Magnus additional time to make required capital contributions.  Under the Letter Agreement Magnus has also agreed to pay US$100,000 to First Fortune within 12 months of closing the Letter Agreement, provided all above noted approvals have been met.

Magnus will assume all of Golden River’s obligations and benefits under the terms of the Joint Venture. The terms of the Joint Venture require Magnus to expend, through its subsidiary Golden River, a total of US$3,010,000 on the area covered by the two Exploration Licenses over a period of roughly four years.  The amended Joint Venture, if approved, will require the following capital contributions by the following dates: US$200,000  to be paid in by December 31, 2005; US$300,000 to be paid in by July 31, 2006; US$1,000,000 to be paid in by December 31 2007; and US$1,510,000 to be paid in by December 31, 2009.  Increments of 30% interest in the Joint Venture shall be earned for every aggregate of US$1,000,000 contributed by Magnus. Team 209 will retain a carried interest of 10% in the Joint Venture before or upon the contribution by Magnus of the aggregate total of US$3,010,000. Further contributions by Magnus beyond US$3,010,000 will not dilute the 10% carried interest of Team 209.

Ruben S. Verzosa, P. Eng prepared a Report on the property dated October 27, 2003, pursuant to Canadian National Instrument 43-101, which will be available on the Magnus website located at www.magnusresources.com.  Mr. Verzosa is a qualified person as defined by National Instrument 43-101 in Canada and is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has 35 years of work experience in the mineral exploration and mining industry with companies such as Teck Corporation, Denison Mines Ltd, Peso Silver Mines Ltd, Highland Bell Mines Ltd, and Mobil Oil Philippines Inc.

The Joint Venture exploration licenses comprising the Mangshi Property include six gold  prospects within the so-called Luxi Gold Belt. The Luxi Gold Belt is characterized by  numerous gold occurrences along a 40km northeasterly geological trend in western Yunnan Province. The Mangshi Property is located 25km southwest of

Luxi City, a regional center of approximately 300,000 people and accessible by road and air transportation from several major destinations in China.

The Mangshi Property covers part of a much larger area explored in the middle 1990’s by Southern China Gold Ltd. using regional and detailed soil and rock geochemistry, trenching, and test pitting. With the exception of three small gold heap leach operations (the Guang Ling Po, Maiwoba and Guoyuan Mining Leases), the surrounding area has remained idle and open to acquisition until May 2003 when Team 209 acquired the two exploration licenses comprising the Mangshi Property. Based on the results of previous surveys, Team 209 selected ground that contained a gold soil anomaly extending some 12km along a northeasterly structural trend. Several test pits of up to 20 meters were dug on the various prospects of which, in the heap leach operations areas, there are 284.

As a result of this comprehensive exploration program, at least six gold prospects have been identified within the soil anomaly, of which the Molingba and Yang Shi Shan are the more advanced, and are where previous trenching and test pitting confirmed significant gold occurrences. The Molingba is the northeast extension of the Guoyan deposit where the ore being mined averages 1.5 to 2 g/t gold. At the Yang Shi Shan, a gold grade of 2 g/t has been reported. No systematic drilling has been carried out on any of these anomalies. These areas are the focus of Magnus’ immediate exploration interest.

The Mangshi Property is chiefly underlain by a Permian dolomitic limestone and Triassic to Jurassic sedimentary units juxtaposed by northeasterly and generally west-dipping normal and reverse faults. There appears to be two styles of gold mineralization at the Mangshi Property. The gold at the three heap leach operations (refer to accompanying map) occur as fine particles in silicified and clay-altered clasts in a breccia-like flat-lying unit at the contact of Pemian dolomitic limestone and Jurassic sandstone. The thickness of the breccia unit ranges up to 30 metres in the test pitting where grades in unspecified sections returned values up to 20 g/t Au. The other style of mineralization comprises pyrite and gold in dominantly silicified and clay-altered fine grained Jurassic sandstone. This latter style of gold mineralisation is deemed more significant as it bears resemblance to similar sedimentary rock-hosted gold deposits in neighboring Gizhou Province, which are considered of the “Carlin type” gold deposition model. The Maiwoba and the

Guoyan mining leases are inside the Mangshi Property where Golden River has the exploration rights below the 1060m and 1110m elevations respectively.

Following regulatory approvals, Magnus intends to begin a two-phased exploration program at the Mangshi Property. The first phase will include geological mapping, geochemistry, trenching and test-pitting to be followed by a second phase consisting primarily of diamond drilling. The total cost of the two-phased program is estimated at US$500,000 to be expended over a period of seven to nine months

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.  Under a joint venture agreement with Yunnan Province Nuclear Industry Brigade 209 ("Team 209"), Magnus retains a 90% interest in the Huidong property through its joint venture company, Long Teng Mining Ltd.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.